                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ]  Confidential, For Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PRIME HOSPITALITY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3)  Per unit price or other underlying value of transaction  computed pursuant  to  Exchange  Act Rule  0-11. (Set forth the amount on which the  filing  fee  is  calculated  and  state  how  it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule  0-11(a)(2)  and identify the filing for which the offsetting fee was paid  previously.  Identify  the previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

              ------------------------------------------------------------------

          (2) Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------

          (3) Filing Party:

              ------------------------------------------------------------------

          (4) Date Filed:

              ------------------------------------------------------------------

THIS FILING CONSISTS OF A PRESS RELEASE ISSUED BY THE REGISTRANT ON AUGUST 18,
2004.

             THE BLACKSTONE GROUP TO ACQUIRE PRIME HOSPITALITY CORP.

Fairfield, NJ - August 18, 2004 - Prime Hospitality Corp. (NYSE: PDQ) announced today that it had signed a definitive agreement to be acquired by affiliates of
The Blackstone Group for $12.25 per share, a 42% premium to the closing price on
August 18th. The total value of the transaction, including debt, is over $790 million. Prime Hospitality Corp. (Prime) controls three hotel brands -
AmeriSuites, Wellesley Inns & Suites and Prime Hotels and Resorts - operating and franchising 256 hotels with 33,605 rooms. Of these hotels, it owns 112 comprising 14,183 rooms.

The Board of Directors of Prime approved the agreement in a special meeting today. The transaction is subject to shareholder approval and other customary conditions and is expected to be completed during the fourth quarter of 2004.

Blackstone plans to maintain the headquarters operations of Prime Hospitality
Corp. in Fairfield, NJ. In addition, Blackstone intends to convert 37 of the owned Wellesley Inns & Suites, which were originally built as moderate price extended stay hotels with kitchens, to one of its Extended Stay America brands.

In making the announcement, Attilio Petrocelli, Chairman and Chief Executive
Officer of Prime, commented, "The Board of Directors is pleased with the terms of this acquisition and believes it is in the best interests of the Company's shareholders. The Board is especially grateful to the excellent team of associates in this organization."

Jonathan D. Gray, Senior Managing Director of The Blackstone Group, said, "We are excited to be acquiring Prime Hospitality. Prime has an outstanding collection of properties, brands and people. We look forward to working with the organization, its franchisees and owner/partners."

A special shareholder meeting will be announced soon to obtain shareholder approval.

In connection with the transaction, Prime will commence a tender offer and consent solicitation relating to its 8.375% Senior Subordinated Notes due 2012
($178.7 million principal amount outstanding). Details with respect to this tender offer and consent solicitation will be set forth in tender offer documents, which will be furnished in due course to holders of the Notes.

The Company will host a conference call to discuss the transaction, which will be held on August 19, 2004 at 10:00 a.m. The dial-in number is (800) 818-6592.

Bear, Stearns & Co. Inc. is serving as financial advisor to Prime and Banc of
America Securities LLC is serving as financial advisor for Blackstone. Bank of
America's CMBS Capital Markets Group is providing acquisition financing for the transaction. Olshan Grundman Frome Rosenzweig & Wolosky LLP and Simpson Thacher
& Bartlett LLP acted as legal advisers to Prime and Blackstone, respectively.

About Prime Hospitality Corp.

Prime Hospitality Corp., one of the nation's premiere lodging companies, owns, manages, develops and franchises more than 250 hotels throughout North America.
The Company owns and operates three proprietary brands, AmeriSuites(R) (all suites), PRIME Hotels & Resorts(R) (full-service) and Wellesley Inns & Suites(R)
(limited service). Also within Prime's portfolio are owned and/or managed hotels operated under franchise agreements with national hotel chains including Hilton,
Sheraton, Hampton, and Holiday Inn. Prime can be accessed over the Internet at
http://www.primehospitality.com.

About The Blackstone Group

The Blackstone Group, a private investment firm with offices in New York, London and Hamburg, was founded in 1985. Blackstone's Real Estate Group has raised five funds, representing over $6 billion in total equity, and has a long track record of investing in hotels and other commercial properties. In addition to Real
Estate, The Blackstone Group's core businesses include, Private Equity,
Corporate Debt Investing, Marketable Alternative Asset Management, Mergers and
Acquisitions Advisory, and Restructuring and Reorganization Advisory. The
Blackstone Group can be accessed on the Internet at http://www.blackstone.com.

Certain statements and information included in this release constitute
"forward-looking statements" within the meaning of the Federal Private
Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's
SEC filings.

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE
ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL
CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the
Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the
Company by directing such request to the Company, Attention: Rich Szymanski,
Chief Financial Officer, 700 Route 46 East, Fairfield, NJ 07004, Telephone:
(973) 808-7751.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger.
Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

CONTACT:  Prime Hospitality Corp.
          Rich Szymankski, (973) 808-7751

          The Blackstone Group
          John Ford, (212) 583-5559